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Exhibit 23 (a-8)

                        AMENDMENT TO DECLARATION OF TRUST
                                       OF
                              PACIFIC CAPITAL FUNDS

          The undersigned, Secretary of Pacific Capital Funds (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 9.3(c) of the Declaration of Trust of the Trust dated as of October 30, 1992, as amended to date (the "Declaration of Trust"), that the following amendment was duly adopted by the affirmative vote of a majority of the Trustees at a regular meeting held on March 14, 2000, pursuant to the resolutions attached as Exhibit A hereto:

     1. There is hereby established an additional series of the Trust, which shall be designated as the Ultra Short Bond Fund, which shall have Class A, B and Y shares. The shares of such series and each class thereof shall have all of the rights and preferences with respect to series and classes of shares of the Trust set forth in the Declaration of Trust, effective March 14, 2000.

     2. Page 18 of the Declaration of Trust is hereby amended to add the name "Ultra Short Bond Fund", effective March 14, 2000.

          IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust this 14th day of September, 2006.


                                        /s/ Kinga Kapuscinski
                                        ----------------------------------------
                                        Name: Kinga Kapuscinski
                                        Title: Secretary
                                        Address: 100 Summer St.
                                                 15th Floor
                                                 Boston, MA 02110

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                                 ACKNOWLEDGEMENT

STATE OF MASSACHUSETTS ).
                   ss: ).
COUNTY OF SUFFOLK      ).

     On this 20th day of October, 2006, before me, the undersigned notary public in and for said State, duly commissioned and sworn, personally appeared Kinga Kapuscinski, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date in this certificate first above written.


                                        /s/ Rebecca D. Gilding
                                        ----------------------------------------
                                        Notary Public

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                                                                       Exhibit A

                              PACIFIC CAPITAL FUNDS

                      RESOLUTIONS OF THE BOARD OF TRUSTEES
                   AT A REGULAR MEETING HELD ON MARCH 14, 2000

          RESOLVED, that the Board of Trustees hereby establishes the following new series of the Trust (the "New Fund"): Pacific Capital Ultra Short Bond Fund.

          RESOLVED FURTHER, that the Board of Trustees hereby establishes Class A, B and Y shares of beneficial interest of the New Fund, having the same rights and privileges of all other Class A, B and Y shares of the Trust, respectively.